Report of Independent Registered Public Accounting
Firm


To the Board of Managers of
Old Mutual 2100 Emerging Managers Institutional Fund
L.L.C

In planning and performing our audit of the financial statements of Old Mutual 2100 Emerging
Managers Institutional Fund, L.L.C as of and for the period October 13, 2006 (date of inception) through March 31, 2007 in accordance with the standards of the Public Company Accounting Oversight
Board (United States), we considered its internal control over financial reporting, including control activities for safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of Old Mutual 2100
Emerging Managers Institutional Fund, L.L.C internal control over financial reporting.
Accordingly, we express no such opinion.

The management of Old Mutual 2100 Emerging Managers
Institutional Fund, L.L.C is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A funds internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Such internal control includes policies and procedures that provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a funds assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over the financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.



A control deficiency exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A significant deficiency is a control deficiency, or combination of control deficiencies, that adversely affects the funds ability to initiate, authorize, record, process or report external financial data reliably in accordance with generally accepted accounting principles such that there is more than a remote likelihood that a misstatement of the funds annual or interim financial statements that is more than inconsequential will not be prevented or detected.
A material weakness is a significant deficiency, or combination of significant deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected.

Our consideration of Old Mutual 2100 Emerging
Managers Institutional Fund, L.L.C internal control over the financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all the deficiencies in internal control that might be significant deficiencies or material weaknesses under standards established by the Public Company Accounting
Oversight Board (United States). However, we noted no deficiencies in Old Mutual 2100 Emerging Managers
Institutional Fund, L.L.C. internal control over financial reporting and its operation, including controls for safeguarding securities that we consider to be a material weakness as defined above as of March 31, 2007.

This report is intended solely for the information and use of management and the Board of Managers of Old Mutual 2100 Emerging Managers Institutional
Fund, L.L.C. and the Securities and Exchange
Commission and is not intended to be and should not be used by anyone other than these specified parties.


         A
nchin,
Block &
Anchin
LLP



New York, New York
May 23, 2007